EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

90 Christiana Road
New Castle, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Thomas G. Mackay, VP
HSBC Bank USA, National Association
452 Fifth  Avenue
New York, New York 10018-2706
Tel: (212) 525-1374
(Name, address and telephone number of agent for service)

Portland General Electric Company
(Exact name of obligor as specified in its charter)

Oregon	93-0256820
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

121 SW Salmon Street
Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

First Mortgage Bonds
(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory
authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe
each such affiliation.

None

“Item 3-15”.          Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2006), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 24th day of May, 2007.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Gloria Alli
Gloria Alli
Assistant Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2009

	Please refer to page i,
	Table of Contents, for	1
	the required disclosure
	of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2006		(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

I,	Clive Bucknall, Controller	We, the undersigned directors (trustees), attest to the
Name and Title of Officer Authorized to Sign Report		correctness of this Report of Condition (including the
supporting schedules) and declare that it has been

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Joseph R. Simpson		/s/ Sal H. Alfieri
Signature of Officer Authorized to Sign Report		Director (Trustee)

11/03/06		/s/ Bernard J. Kennedy
Date of Signature		Director (Trustee)

/s/ Martin Glynn
Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:		For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

b)	in hard-copy (paper) form and arrange for another party
to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)	Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)
Wilmington
City (TEXT 9130)

	DE	19801
	State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal  Reserve System, Federal Deposit Insurance Corporation,
Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business December 31, 2006

ASSETS

		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		3,296,504.00
b. Interest-bearing balances		2,193,023.00
Held-to-maturity securities		2,864,307.00
Available-for-sale securities		19,499,845.00
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		6,781,000.00
b. Securities purchased under agreements to resell		6,922,986.00
Loans and lease financing receivables:
Loans and leases held for sale		4,723,063.00
Loans and leases net of unearned income	85,402,131.00
LESS: Allowance for loan and lease losses	894,222.00
Loans and lease, net of unearned income, allowance, and reserve		$84,507,909.00
Trading assets		24,751,492.00
Premises and fixed assets		537,648.00
Other real estate owned		50,658.00
Investments in unconsolidated subsidiaries		325,714.00
Customers’ liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,111,113.00
Intangible assets: Other intangible assets		520,906.00
Other assets		6,586,849.00
Total assets		165,673,017.00

LIABILITIES

Deposits:
In domestic offices		76,695,812.00
Non-interest-bearing	12,817,845.00
Interest-bearing	63,877,967.00
In foreign offices		30,569,234.00
Non-interest-bearing	727,457.00
Interest-bearing	29,841,777.00

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		158,472.00
b. Securities sold under agreements to repurchase		1,328,656.00

Trading Liabilities		14,032,581.00
Other borrowed money		23,489,514.00
Bank’s liability on acceptances		NA
Subordinated notes and debentures		3,887,869.00
Other liabilities		3,252,673.00
Total liabilities		153,414,811.00
Minority Interests in consolidated Subsidiaries		274

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	2,000
Surplus	10,123,714.00
Retained earnings	2,348,051.00
Accumulated other comprehensive income	(215,833.00)
Other equity capital components	0
Total equity capital	12,257,932.00
Total liabilities, minority interests and equity capital	165,673,017.00